UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2020

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 8.01.Other Events.

On October 27, 2020, The LGL Group, Inc. (the "Company") issued a press release (the "Press Release") announcing that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission, relating to a proposed dividend of warrants to purchase shares of its common stock. The Company intends for the warrants to be listed and traded on the NYSE American separately from the common stock, subject to NYSE American approval. Pursuant to the proposed warrant dividend, each holder of the Company's common stock will receive one warrant for each share of common stock owned and 5 warrants will entitle their holder to purchase one share of the Company's common stock at an exercise price of $12.50. The warrants will be "European style warrants" and will only be exercisable on the earlier of (i) their expiration date, which will be the fifth anniversary of their issuance, and (ii) such date that the 30-day volume weighted average price per share, or VWAP, of the Company's common stock is greater than or equal to $17.50. The Company intends to set a record date for the dividend in the coming weeks. No dividend has been declared at this time.

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated October 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2020	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Financial Officer